UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2008

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California  95113
717 Texas Avenue, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b), (c) On September 1, 2008, Calpine Corporation (the “Company”) appointed John B. (Thad) Hill, as Executive Vice President and Chief Commercial Officer. Mr. Hill will have responsibility for the Company’s commercial and power operations. He succeeds Todd W. Filsinger, the Company’s Interim Chief Operating Officer prior to the appointment of Mr. Hill, who will return to his responsibilities as a Managing Partner at PA Consulting Group.

Mr. Hill, 40, most recently was Executive Vice President of NRG Energy since February 2006 and President of NRG Texas since December 2006. Prior to joining NRG, Mr. Hill was Executive Vice President of Strategy and Business Development at Texas Genco LLC from 2005 to 2006. From 1995 to 2005, Mr. Hill was with Boston Consulting Group, Inc., where he rose to Vice President and Director and led the North American energy practice, serving companies in the power and gas sector with a focus on commercial and strategic issues. Mr. Hill received his bachelor of arts degree from Vanderbilt University and a master of business administration degree from the Amos Tuck School of Dartmouth College.

In connection with his appointment as Executive Vice President and Chief Commercial Officer, Mr. Hill entered into a letter agreement, dated September 1, 2008, with the Company (the “Letter Agreement”). The following is a summary of the significant terms of the Letter Agreement:

Under the Letter Agreement, Mr. Hill is entitled to an annual base salary of $600,000 and is eligible for an annual cash target performance bonus equal to 90% of annual base salary, with a maximum annual performance bonus opportunity of 200% of base salary. For fiscal 2008, Mr. Hill will receive a prorated bonus based on the period of his employment and actual achievement of 2008 performance targets, which prorated bonus is guaranteed to be paid at a minimum of target, provided he is otherwise eligible for such bonus. The after-tax portion of Mr. Hill’s annual bonus is subject to a three-year recoupment provision in the event that he commits a willful and intentional act resulting in a material restatement of the Company’s earnings. In connection with entering into the Letter Agreement, Mr. Hill will receive a one-time cash bonus of $1,000,000 to compensate him for the value of equity he forfeited when he left his prior employment to accept employment with the Company.

Pursuant to the Letter Agreement, Mr. Hill also was granted a sign-on option to purchase 1,314,734 shares of common stock of the Company (the “Option”), of which (i) 1,250,000 shares are granted pursuant to the Company’s 2008 Equity Incentive Plan (the “Equity Plan”) and (ii) 64,734 shares are granted outside of the Equity Plan, but are generally subject to the same terms and conditions as are set forth in the Equity Plan. The Option was granted in four tranches of 262,083, 309,920, 349,705 and 393,026 shares of common stock, with such tranches having a per share exercise price of $18.00, $21.60, $24.30 and $27.00, respectively. The Option has a seven year term and each tranche will vest ratably, subject to continued employment, on the first, second, third, fourth, and fifth anniversaries of the grant date. If Mr. Hill commits a willful and intentional act resulting in a material restatement of the Company’s earnings, the proceeds of the Option will be subject to recoupment by the Company for a period of three years from the relevant vesting date (and any affected portion of the Option that has not been exercised at the end of such three-year period will be forfeited). In addition, the Letter Agreement requires that Mr. Hill hold shares equal to at least fifty percent of the after tax proceeds of each Option exercise until he terminates employment with the Company. In the event of a change in control of the Company, vesting of the Option will immediately accelerate and the Option will be cashed out in accordance with the terms set forth in the stock option agreement. If Mr. Hill’s employment terminates by reason of disability or death, the Option will vest in full and will remain exercisable for the remainder of the original term. Vesting of the Option also accelerates if Mr. Hill’s employment with the Company is terminated by the Company without “cause” or if Mr. Hill resigns for “good reason,” in which case the portion of the Option that is scheduled to vest over the thirty-six months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term), and any remaining portion of the Option will be forfeited as of the date of such termination. If Mr. Hill is terminated for “cause,” or if Mr. Hill resigns other than for “good reason,” he will forfeit any portion of the Option that is outstanding, whether vested or unvested.

The Letter Agreement provides that Mr. Hill will be designated as a “Tier 3 Participant” in the Company’s Change in Control and Severance Benefits Plan (the “Plan”). Under the terms of the Plan, if Mr. Hill is terminated by the Company without “cause” or if he resigns for “good reason,” he will be entitled to certain severance payments and benefits, including a lump sum cash severance payment equal to one and one-half (1.5) times the sum of his base salary and target bonus, continuation of certain health and welfare benefits for a period of up to 18 months following the date of termination and outplacement services for a period of up to 18 months following such termination. If Mr. Hill’s employment terminates without “cause” or if he resigns for “good reason” during the 24-month period following a change in control of the Company or within the six-month period following a potential change in control of the Company, Mr. Hill generally will be entitled to the same payments and benefits as set forth in the preceding sentence, except that the applicable severance multiplier will be three (3) instead of 1.5, and the provision of health and welfare benefits will continue for a period of up to 36 months following such termination. The Plan provides that Mr. Hill will be eligible for a gross-up payment in the event that any amounts under the Plan (or any other plan, program, policy or arrangement with the Company) become subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition to the payments and benefits under the Plan, Mr. Hill’s Letter Agreement provides that he will also be entitled to a prorated bonus for the year in which his employment with the Company is terminated without “cause” or he resigns for “good reason.”

Pursuant to the Letter Agreement, Mr. Hill has agreed to certain non-solicitation and non-competition restrictive covenants (which remain in effect during the term of employment and for 12 months following termination of employment); a non-disparagement clause; and trade secrets, work product and post-termination cooperation clauses.

To the extent applicable, the Letter Agreement is intended to comply with the provisions of Section 409A of the Code.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the letter agreement between the Company and Mr. Hill, filed herewith as Exhibit 10.1, and the stock option agreement between the Company and Mr. Hill, filed herewith as Exhibit 10.2, each of which are incorporated herein by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit No.	Description

10.1	Letter Agreement between the Company and John B. Hill, dated September 1, 2008.*†

10.2	Executive Sign On Non-Qualified Stock Option Agreement between the Company and John B. Hill, dated September 1, 2008.*†

10.3	Calpine Corporation 2008 Equity Incentive Plan (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (No. 333-149074) filed with the SEC on February 6, 2008).
__________

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Kenneth A. Graves
Kenneth A. Graves
Interim Corporate Controller and
Principal Accounting Officer

Date: September 3, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between the Company and John B. Hill, dated September 1, 2008.*†

10.2	Executive Sign On Non-Qualified Stock Option Agreement between the Company and John B. Hill, dated September 1, 2008.*†

10.3	Calpine Corporation 2008 Equity Incentive Plan (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (No. 333-149074) filed with the SEC on February 6, 2008).
__________

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.